As filed with the Securities and Exchange Commission on September 16, 1996
                                                        Registration No. 333____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              AUTOLEND GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                       22-3137244
  (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                Identification  Number)

                              930 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                    (Address of Principal Executive Offices)
                                 ---------------
                              AUTOLEND GROUP, INC.
                             STOCK OPTION AGREEMENTS
                       WITH STEVEN SIMON AND HELEN PORTER
                            (Full Title of the Plan)
                                  STEVEN SIMON
                              930 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                     (Name and Address of Agent for Service)

                                 (305) 673-2700
                     (Telephone Number, Including Area Code,
                              of Agent for Service)


                                   COPIES TO:

                             Allan E. Reznick, Esq.
                        Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100


                         CALCULATION OF REGISTRATION FEE

====================================================================================
                                      Proposed        Proposed
                                      Maximum         Maximum
Title of                              Offering        Aggregate         Amount of
Securities to       Amount to be      Price Per       Offering          Registration
be Registered       Registered        Share(1)        Price             Fee
- ------------------------------------------------------------------------------------
Common              525,000           $2.65           $1,391,250        $479.74
Stock, par          shares
value $.002
per share
====================================================================================

(1) Calculated, in accordance with 17 CFR 230.457(h)(1), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the price at which the options may be exercised.


                               Page 1 of 26 Pages

               Exhibit Index is located on page 7 of this document

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interest of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Certificate of Incorporation, as amended, provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

          Exhibit Number        Description

                    4.1         Form of Stock Option Agreement with Steven Simon

                    4.2         Form of Stock Option Agreement with Helen Porter

                    4.3 Certificate of Incorporation of AutoLend Group, Inc. (formerly known as CAPX Corporation) (1)

                    4.4 By-laws of AutoLend Group, Inc. (formerly known as CAPX Corporation) (1)

                    5 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered (including consent).

                   23.1         Consent of Independent Auditors.

                   23.2 Consent of Kramer, Levin, Naftalis & Frankel (see Exhibit Number 5 above).

                   24           Power of Attorney (included on signature page).


- -----------
     (1) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996 and incorporated herein by reference.

Item 9.    Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3)  To  remove  from   registration  by  means  of  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on this 16th day of September, 1996.

                                   AUTOLEND GROUP, INC.



                                   By:  /s/ Steve Simon
                                        ------------------------------
                                        Name:  Steve Simon
                                        Title: President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Simon his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 9, 1996 in the capacities indicated.

                Signature                Title(s)
                ---------                --------

         /s/ Steve Simon                 Chairman of the Board, President,
- -----------------------------------      Chief Executive Officer and Director
                Steve Simon


         /s/ Helen Porter                Principal Financial and
- -----------------------------------      Accounting Officer
                Helen Porter


         /s/ Robert Granoff              Director
- -----------------------------------
                Robert Granoff


         /s/ Drew Sakson                 Director
- -----------------------------------
                Drew Sakson

                                  EXHIBIT INDEX


Exhibit Number            Description                 Sequentially Numbered Page

   4.1      Form of Stock Option Agreement with Steve Simon               8

   4.2      Form of Stock Option Agreement with Helen Porter             16

   4.3      Certificate of Incorporation of CAPX Corporation (1)

   4.4      By-laws of CAPX Corporation (1)

   5        Opinion of Kramer, Levin, Naftalis                           25
            & Frankel regarding legality of securities being registered (including consent).

   23.1     Consent of Independent Auditors.                             27

   23.2     Consent of Kramer, Levin, Naftalis
            & Frankel (see Exhibit Number 5 above).

   24       Power of Attorney (included on signature page).

- ---------------------------------------------

     (1) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996 and incorporated herein by reference.